                                                                      Exhibit 12

                               SAFETY-KLEEN CORP.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                             Six Months Ended
                                                                                                February 28,
                                                      Fiscal Year                               ------------
                                  1994        1995        1996        1997         1998       1998        1999
                                  ----        ----        ----        ----         ----       ----        ----
                                                             (dollars in thousands)
Income (loss) from
  continuing operations
  before income tax            $  25,731   $  21,684   $  11,860   $(306,122)   $  20,352   $  23,255   $  79,672
Add:
  Portion of rents
   representative of the
   interest factor                 8,577      11,800      11,967      12,033       16,841       5,135      10,279
  Interest on indebtedness,
   including amortization of
   financing charges              34,000      41,142      46,850      44,273      107,697      29,489      89,705
                               ---------   ---------   ---------   ---------    ---------   ---------   ---------
Income as adjusted                68,308      74,626      70,677    (249,816)     144,890      57,879     179,656
                               =========   =========   =========   =========    =========   =========   =========

Fixed charges:
  Portion of rents
   representative of the
   interest factor                 8,577      11,800      11,967      12,033       16,841       5,135      10,279
  Interest on indebtedness,
   including amortization of
   financing charges              34,000      41,142      46,850      44,273      107,697      29,489      89,705
                               ---------   ---------   ---------   ---------    ---------   ---------   ---------
Total fixed charges               42,577      52,942      58,817      56,306      124,538      34,624      99,984
                               =========   =========   =========   =========    =========   =========   =========

Ratio of earnings to fixed
  charges                           1.60x       1.41x       1.20x      (4.44)x       1.16x       1.67x       1.80x

                               SAFETY-KLEEN CORP.
           PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

The following computation for fiscal 1998 and the twelve months ended February 28, 1999 reflect, on a pro forma basis, earnings available for fixed charges, and the resultant ratios.

                                                                                           Twelve Months
                                                                          Fiscal Year          Ended
                                                                             1998        February 28, 1999
                                                                             ----        -----------------
Income (loss) from continuing operations before income tax                $ (19,761)         $  58,963
Add:
  Portion of rents representative of the interest factor                     16,841             21,985
  Interest on indebtedness, including amortization of financing charges     188,420            183,528
                                                                          ---------          ---------
Income as adjusted                                                          185,500            264,476
                                                                          =========          =========

Fixed charges:
  Portion of rents representative of the interest factor                     16,841             21,985
  Interest on indebtedness, including amortization of financing charges     188,420            183,528
                                                                          ---------          ---------
Total fixed charges                                                         205,261            205,513
                                                                          =========          =========

Ratio of earnings to fixed charges                                            0.90x              1.29x